Exhibit 10.11

FORM OF CONSULTANCY AGREEMENT

[DATE]

Private & Confidential

XXX (the “Client”)

XXX

Dear XXX,

Re : XXX (the “Company”) –

Service Proposal for Outsourced Chief Narrative Officer (“OCNO”) Program: ESG Thematic

On behalf of DT House Limited (“DT”, the “Advisor”), we want to thank you for considering us as a service provider to assist the Company for its corporate sustainability and ESG strategy advisory project, collectively branded as the Outsourced Chief Narrative Officer Program: ESG Thematic (the “Project”)

We appreciate the opportunity provided by the Company for us to present our qualifications, resources, and approach to partner with the Company. The information you so effectively provided is also necessary for us to properly identify the scope and responsibilities of this engagement and to develop a proposal for meeting the needs of the Company.

By executing this Engagement Letter, the Company acknowledges that the Advisor has the necessary qualifications, experience and abilities to provide services to the Company. The Advisor acknowledges to providing such services to the Company on the terms and conditions set out in this letter.

1.	BACKGROUND

The Client owns the Company, a XXX institution . Its clientele includes entrepreneurs, individual and institutional investors, private and listed corporations.

The Company is facing the following situations: (i) growing demands from clients to understand their portfolio’s ESG performance, (ii) peer pressure to offer ESG thematic new products, (iii) lack professional ESG knowledge to communicate effectively with external parties, and (iv) seeking to explore commercially viable, ESG strategies of revenue-potential.

In order to solve the above issues, the Company seeks to retain a professional consultancy service provider to act as a one-stop ESG strategist. The Advisor offers such service.

The engagement will involve educating, assessing and strategizing ESG goals and ESG-related business opportunities for the Company, as described in 2.1 Scope of Work.

2.	FEE, SCOPE OF WORK & DELIVERABLE

2.1	Fee Proposal and Scope of Work

Based upon our discussions and the brief background information provided by the Company, we set below a summary for the professional service fee (the “Fee”), excluding out-of-pocket disbursements (which are claimed on an actual reimbursement basis and billed separately)

Service	Amount	Purpose
CONTENT - Readiness Package	XXX	A light-touch consultative ESG report to assess ESG factors that may bring opportunities for XXX and its portfolios Deliverable: one (1) report
CONTENT – Capacity Building Package	XXX	Strategize internal capacity building from top management to operational staff to ensure a smooth implementation. Deliverable: one (1) report
CONTENT– Value Package	XXX	Strategize ESG-related business opportunities to improve core business profitability and benchmark with industry peers; d); e) 24/7 think tank for management. Deliverable: one (1) report
CATALYST - Toolkit	XXX	Set up an aggregating portal of recommended ready-to-use SaaS, with an AI copilot to sort out easy queries and tasks Deliverable: one (1) account access
TOTAL: XXX

Note: All above services include ad hoc sessions – via phone calls, virtual meetings or in person meetings - to communicate, digest and interpret any deliverables. These sessions are complimentary and are not billable by hours.

The Fee is agreed based on the time expected to be spent on the Company’s affairs by the Advisor and its staff and on the levels of skill and responsibility involved. The Fee is to be made in US Dollar.

The Fee is payable by instalments, plus any out-of-pocket expenses to be incurred, billed at appropriate intervals during the Project procedures, based on the actual work performed. Respective invoices will be due on presentation. Any payment under this Engagement once paid is non-refundable.

The Fee does not include any work in the actual participation in implementation of improvements in the ESG, risk management and/or any other internal control procedures. Those services can be provided at an additional cost that would be proposed separately for each implementation project.

If, during the course of the Project, issues arise that would prevent the work from being completed within the agreed budget, the issues will be brought to the attention of the Company through its designated management representative in order to discuss appropriate revisions in the budget for determination of changes that may be necessary in the Project’s plan and approach.

2.2	Deliverable

Respective deliverables are listed in the above Scope of Work (the “Deliverable”)

Any Deliverable will not and should not be interpreted as (i) reporting on financial statements or other data; (ii) expressing a conclusion, certification or other form of assurance about the adequacy of ESG performance over financial reporting, except to the extent specifically stated in the Deliverable based on the prioritization of assessment procedures and any limitations on scope which exist; or (iii) the basis for written assertions by the Company’s management covering its financial statements or other data or its ESG performance over financial reporting disclosures and procedures.

The Deliverable will report only to the Company or other individual designated by the Company. Communication of the Deliverable to third parties will only be at the discretion of the Company and will be used solely in support of the Company’s ESG reporting requirements to third parties.

2.3	Delivery of Service

The Advisor will work at locations of its choice and will use its own tools, equipment, professional skills, knowledge, and experience to provide the Services. The Advisor will determine the best method, manner, and/or means of providing the Services.

The Company may, in its sole and absolute discretion, provide the Advisor with office space for in-person meetings and other support, on an as-needed and as-available basis, during fieldwork.

3.	CONFIDENTIALITY

The Company and the Advisor undertake to keep all aspects of this Engagement strictly confidential, and that no disclosure to any third party (save as so required pursuant to any applicable law, pursuant to an order entered or subpoena issued by a court of competent jurisdiction, or requested by any governmental or regulatory agency or body or any securities exchange), press releases or public statements of any kind with respect to the existence or contents of this Engagement shall be made without the consent of the other party.

4.	TEAM

XXX will have primary client responsibility for the engagement and will have overall responsibility for quality assurance and direction of the staff professionals in performance of corporate governance assessment procedures. All members of the engagement team are well-experienced professionals.

5.	TERMINATION OF SERVICES

This Engagement shall come into effect on the date of its execution and shall remain valid for one (1) year. Either party may terminate this Engagement for any reason upon one month’s notice. Upon termination, the Company shall settle all outstanding amounts of the work performed up to the date of notification of termination of service, if any, and pay the Advisor’s final invoice for work done up to the date of termination of service, if applicable.

6.	OTHER LIMITATIONS

Under this Engagement, the Advisor acts on behalf of the Company, either directly or through other individuals designated by the Company, in order to assess and ensure the effectiveness of the Company’s management in establishing and maintaining a sound system of ESG framework. In that role, the Advisor acts to provide the review services as an independent contractor and will not act in any capacity of the Company’s management or as its employee. This limitation extends to all employees and subcontractors that may be needed by the Advisor in order to effectively and efficiently perform the services specified in this Engagement Letter. Though the Advisor will provide observations and recommendations regarding the Company’s systematic ESG design during this Engagement, it is the Company’s responsibility to arrive at appropriate conclusions as to the adequacy of the controls in place for all purposes and for determining what changes/improvements the Company should implement in light of any relevant law and the Company’s own corporate governance objectives. The evaluations, conclusions and recommendations provided under this Engagement do not substitute for the judgment of the Company in meeting certain corporate responsibility.

If you agree to this Engagement Letter, please sign a copy of and return it to our office by email, fax or post. Should you have any questions, please contact XXX.

Thank you for your kind attention to these matters and we look forward to hearing from you.

Yours sincerely,

For and on behalf of

DT House Ltd

This letter correctly sets forth the understanding of XXX. We, XXX, being the Client, confirm acceptance of the content of this letter.

Signature of Designated Representative

Name:
Title: